News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MAY PERFORMANCE

HOUSTON, June 1, 2001 - Continental Airlines (NYSE: CAL) today reported a May load factor of 72.2 percent, 3.7 points below last year's May load factor.

Continental achieved a near-record 86.2 percent on-time arrival rate. The airline also reported a May completion factor record of 99.4 percent. "Once again, we have shown that we consistently get our customers to their destinations on time," said Continental Executive Vice President and Chief Operating Officer C.D. McLean. "From an operational viewpoint, May was an outstanding month for us."

In May 2001, Continental flew 5.6 billion revenue passenger miles (RPMs) and 7.8 billion available seat miles (ASMs), resulting in a traffic increase of 2.2 percent and a capacity increase of 7.4 percent versus May 2000. Domestic traffic was 3.5 billion RPMs, up 3 percent from May 2000, and domestic capacity was 4.8 billion ASMs, up 6.4 percent from last year.

Continental experienced a decline in both load factor and yield in May 2001 as compared to May 2000, resulting in a decrease in system-wide passenger revenue per available seat mile of approximately 9 to 11 percent. This decline was due to a continued softening in higher-yield business travel. In addition, Continental's load factor and yield were higher in May 2000 than in May 2001, in part, because labor disruptions at another major carrier in May of last year diverted some passengers to Continental.

Continental Express, Continental's wholly owned regional subsidiary, reported a May load factor of 66 percent, 0.4 points above last year's May record. Continental Express flew 319.3 million RPMs and 483.5 million ASMs in May, resulting in a traffic increase of 26.2 percent and a capacity increase of 25.3 percent, versus May 2000.

-more-

PRELIMINARY TRAFFIC RESULTS
MAY	2001	2000	Change

REVENUE PASSENGER MILES (000)
Domestic	3,509,550	3,406,980	3.0 Percent

International	2,101,861	2,082,777	0.9 Percent
Transatlantic	1,008,334	1,060,172	(4.9) Percent
Latin America	641,669	633,810	1.2 Percent
Pacific	451,858	388,795	16.2 Percent

Total Jet	5,611,411	5,489,757	2.2 Percent

Cont'l. Express	319,253	253,021	26.2 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,780,602	4,493,388	6.4 Percent

International	2,987,003	2,738,848	9.1 Percent
Transatlantic	1,314,407	1,298,669	1.2 Percent
Latin America	953,680	903,293	5.6 Percent
Pacific	718,916	536,886	33.9 Percent

Total Jet	7,767,605	7,232,236	7.4 Percent

Cont'l. Express	483,484	385,938	25.3 Percent

PASSENGER LOAD FACTOR
Domestic	73.4 Percent	75.8 Percent	(2.4) Points

International	70.4 Percent	76.0 Percent	(5.6) Points
Transatlantic	76.7 Percent	81.6 Percent	(4.9) Points
Latin America	67.3 Percent	70.2 Percent	(2.9) Points
Pacific	62.9 Percent	72.4 Percent	(9.5) Points

Total Jet	72.2 Percent	75.9 Percent	(3.7) Points

Cont'l. Express	66.0 Percent	65.6 Percent	0.4 Points

CARGO REVENUE TON MILES (000)
Total	85,603	88,354	(3.1) Percent

-more-
YEAR-TO-DATE	2001	2000	Change

REVENUE PASSENGER MILES (000)
Domestic	16,274,138	15,832,728	2.8 Percent

International	9,969,868	9,935,324	0.3 Percent
Transatlantic	4,299,409	4,589,941	(6.3) Percent
Latin America	3,405,886	3,343,415	1.9 Percent
Pacific	2,264,573	2,001,968	13.1 Percent

Total Jet	26,244,006	25,768,052	1.8 Percent

Cont'l. Express	1,346,345	1,098,741	22.5 Percent

AVAILABLE SEAT MILES (000)
Domestic	22,802,725	21,677,154	5.2 Percent

International	13,876,047	13,493,761	2.8 Percent
Transatlantic	5,882,399	6,055,805	(2.9) Percent
Latin America	4,759,745	4,646,950	2.4 Percent
Pacific	3,233,903	2,791,006	15.9 Percent

Total Jet	36,678,772	35,170,915	4.3 Percent

Cont'l. Express	2,230,144	1,798,493	24.0 Percent

PASSENGER LOAD FACTOR
Domestic	71.4 Percent	73.0 Percent	(1.6) Points

International	71.8 Percent	73.6 Percent	(1.8) Points
Transatlantic	73.1 Percent	75.8 Percent	(2.7) Points
Latin America	71.6 Percent	71.9 Percent	(0.3) Points
Pacific	70.0 Percent	71.7 Percent	(1.7) Points

Total Jet	71.6 Percent	73.3 Percent	(1.7) Points

Cont'l. Express	60.4 Percent	61.1 Percent	(0.7) Points

CARGO REVENUE TON MILES (000)
Total	419,313	444,616	(5.7) Percent

###